EXHIBIT 10.1

WAIVER OF NOTICE PROVISION

This Waiver of Notice Provision (this “Waiver”) is made this 8th day of March, 2013 by and between BioScrip, Inc., a Delaware corporation (the “Company”), and Kohlberg Investors V, L.P., a Delaware limited partnership (“Kohlberg”).

RECITALS

The following recitals are a material part of this Waiver:

A.    Reference is made to that certain stockholders’ agreement dated as of January 24, 2010 (the “Agreement”), by and among Kohlberg, Kohlberg Partners V, L.P., a Delaware limited partnership, Kohlberg Offshore Investors V, L.P., a Delaware limited partnership, Kohlberg TE Investors V, L.P., a Delaware limited partnership, KOCO Investors V, L.P., a Delaware limited partnership, Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., a Delaware limited partnership, Blackstone Mezzanine Holdings II L.P., a Delaware limited partnership, and S.A.C. Domestic Capital Funding, Ltd., a Cayman Islands limited company (collectively, the “Stockholders”) and the Company.

B.    Pursuant to Section 4.2 of the Agreement (“Section 4.2”), if the Company proposes to register any shares under the Securities Act of 1933, as amended (the “Act”), on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of the aggregate issued and outstanding shares of the Company’s Common Stock beneficially owned by the Stockholders, including such shares issuable upon the exercise of warrants (the “Stockholder Shares”), the Company shall give each of the Stockholders written notice thereof as soon as practicable but in no event fewer than 30 days prior to such registration, and shall include in such registration all Stockholder Shares requested in writing to be included therein, subject to the limitations set forth in Section 4.2.
C.    The Company now contemplates filing a registration statement on Form S-3 (the “Registration Statement”), pursuant to the Act, for the delayed primary offering of its common and preferred stock, certain of its debt securities, warrants and units, and such Form S-3 legally permits the inclusion of the Stockholder Shares in accordance with Section 4.2.

D.    The Company desires to file the Registration Statement within the 30-day advance notice period required under Section 4.2.

E.    Section 7.8 of the Agreement (“Section 7.8”) provides that any term therein may be amended or waived by a written instrument signed by the Company, on one hand, and Stockholders holding not less than a majority of the Stockholder Shares, on the other hand.

F.    Kohlberg holds at least a majority of the Stockholder Shares.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Kohlberg hereby agree as follows:

1.    Recitals; Acknowledgments. The Recitals set forth above are true and accurate, are a material part of this Waiver, are hereby incorporated by reference, and the parties are entitled to rely thereon.

2.    Waiver of Notice. Kohlberg hereby expressly and forever waives, on behalf of all of the Stockholders in accordance with Section 7.8, the Stockholders’ rights to a 30-day advance notice of Company registration, pursuant to Section 4.2, in connection with the Company’s contemplated filing of the Registration Statement. Kohlberg acknowledges time is of the essence in respect of the Company’s filing of the Registration Statement and thus, the 30-day advance notice to Stockholders pursuant to Section 4.2 is not necessary.

3.    Amendment. Section 4.2 is hereby replaced in its entirety with the following:

“4.2 Company Registration. In the event that the Company proposes to register any shares under the Securities Act in connection with a public offering (other than a Demand Registration) on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of Stockholder Shares, the Company shall give each of the Stockholders prompt written notice, which notice shall describe the offering contemplated thereby, of the Company’s intention to effect such a registration and will include in such registration all Stockholder Shares with respect to which the Company has received written requests for inclusion within seven (7) days after the delivery of the Company’s notice. If in connection with such proposed registration the managing underwriter for such offering advises the Company that the number of Stockholder Shares requested to be included therein exceeds the number of shares that can be sold in such offering without adversely affecting the marketability thereof, any shares to be sold by the Company in such offering (“Company Shares”) shall have priority over any Stockholder Shares, and the number of Stockholder Shares to be included by a Stockholder in such registration shall be reduced pro rata on the basis of the number of Stockholder Shares held by such Stockholder and all other holders (other than the Company) exercising similar registration rights; provided that no other shares, other than the Company Shares to be sold in such offering, shall have priority over the Stockholder Shares.”

4.    Entire Agreement; Mode Of Modification. This Waiver and the documents referred to or contemplated herein constitute the sole and entire agreement between the parties with respect to the subject matter hereof and there are no other covenants, promises, agreements or understandings regarding the same. This Waiver, including the provisions of this Section, may not be modified except by written amendment to this Waiver signed by the parties affected by the same, and the parties hereby: a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Waiver; b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Waiver; and c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Waiver.

5.    Counterparts. This Waiver may be executed in two or more counterparts, each of which shall be deemed an original and shall be binding upon any party executing the same and all of which together shall constitute one and the same document. This Waiver shall become effective when all parties hereto have executed a counterpart hereof.

[Signature page follows]

BIOSCRIP, INC.

By: /s/ Kimberlee Seah
Name: Kimberlee Seah

Title:	Senior Vice President and General Counsel

KOHLBERG INVESTORS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By: /s/ Gordon Woodward
Name:    Gordon Woodward
Title:     Authorized Manager